EXHIBIT 99.2

American Strategic Investment Co.
Supplemental Information

Quarter ended December 31, 2024 (unaudited)

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)

Forward-looking Statements:
This supplemental package of American Strategic Investment Co. (formerly known as New York City REIT, Inc.) (the “Company” or “ASIC”) includes statements that are not historical facts and may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, (f) that we may not be able to continue to meet the New York Stock Exchange's ("NYSE") continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 19, 2025 and all other filings with the Securities and Exchange Commission after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net loss, is provided above.
In December 2022 we announced that we changed our business strategy and terminated our election to be taxed as a REIT effective January 1, 2023, however, our business and operations have not materially changed in the first quarter of 2023. Therefore, we did not change any of the non-GAAP metrics that we have historically used to evaluate performance.
Caution on Use of Non-GAAP Measures
EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP metrics.
As a result, we believe that the use of these non-GAAP metrics, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, these non-GAAP metrics are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that these non-GAAP metrics should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for (i) impairment charges, (ii) interest income or other income or expense, (iii) gains or losses on debt extinguishment, (iv) equity-based compensation expense, (v) acquisition and transaction costs, (vi) gains or losses from the sale of real estate investments and (vii) expenses paid with issuances of common stock in lieu of cash is an appropriate measure of our ability to incur and service debt. We consider EBITDA and Adjusted EBITDA useful indicators of our performance. Because these metrics’ calculations exclude such factors as depreciation and amortization of real estate assets, interest expense, and equity-based compensation (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), these metrics; presentations facilitate comparisons of operating performance between periods and between other companies that use these measures. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other companies may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other companies.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other companies that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other companies. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)
measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other companies present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2024 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2024
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$14,889
Net loss attributable to common stockholders	$(6,650)
Basic and diluted net loss per share attributable to common stockholders	$(2.60)
Cash NOI (1)	$6,395
Adjusted EBITDA (1)	$1,252

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value (2)	$598,201
Net debt (3) (4)	$340,224
Total consolidated debt (4)	$350,000
Total assets	$507,066
Cash and cash equivalents (5)	$9,776
Common shares outstanding as of December 31, 2024	2,634
Net debt to gross asset value	56.9%
Net debt to annualized adjusted EBITDA (1) (annualized based on quarterly results)	67.9	x
Weighted-average interest rate cost (6)	4.4%
Weighted-average debt maturity (years) (7)	3.6
Interest Coverage Ratio (8)	0.3	x

Real Estate Portfolio
Number of properties	6
Number of tenants	56
Square footage (millions)	1.0
Leased	80.8%
Weighted-average remaining lease term (years) (9)	6.3
______
(1)These Non-GAAP metrics are reconciled below.
(2)Defined as total assets of $507.1 million plus accumulated depreciation and amortization of $91.1 million as of December 31, 2024.
(3)Represents total debt outstanding of $350.0 million, less cash and cash equivalents of $9.8 million.
(4)Excludes the effect of deferred financing costs, net.
(5)Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash, cash equivalents and restricted cash) of $10.0 million.
(6)The weighted average interest rate cost is based on the outstanding principal balance of the debt.
(7) The weighted average debt maturity is based on the outstanding principal balance of the debt.
(8)The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
(9)Based on annualized straight-line rent as of December 31, 2024.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2024	2023
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$129,517	$188,935
Buildings and improvements	341,314	479,265
Acquired intangible assets	19,063	56,929
Total real estate investments, at cost	489,894	725,129
Less accumulated depreciation and amortization	(91,135)	(144,956)
Total real estate investments, net	398,759	580,173
Cash and cash equivalents	9,776	5,292
Restricted cash	9,159	7,516
Operating lease right-of-use asset	54,514	54,737
Prepaid expenses and other assets	5,233	6,150
Derivative asset, at fair value	—	400
Straight-line rent receivable	23,060	30,752
Deferred leasing costs, net	6,565	9,152
Total assets	$507,066	$694,172

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$347,384	$395,702
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $317 and $20 at December 31, 2024 and 2023, respectively)	15,302	12,975
Operating lease liability	54,592	54,657
Below-market lease liabilities, net	1,161	2,061
Deferred revenue	3,041	3,983
Total liabilities	421,480	469,378

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2024 and 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 1,886,298 and 1,659,717 (1) shares issued and outstanding as of December 31, 2023 and 2022, respectively	27	23
Additional paid-in capital	731,429	729,644
Accumulated other comprehensive earnings (loss)	—	406
Distributions in excess of accumulated earnings	(645,870)	(505,279)
Total stockholders' equity	85,586	224,794
Non-controlling interests	—	—
Total equity	85,586	224,794
Total liabilities and stockholders' equity	$507,066	$694,172

_____

(1)Retroactively adjusted to reflect the impact of the 1-for-8 reverse stock split which occurred on January 11, 2023.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Revenue from tenants	$14,889	$15,447	$15,754	$15,481

Expenses:
Asset and property management fees to related parties	1,927	1,994	1,927	1,903
Property operating	8,746	8,596	8,461	8,382
Impairment of real estate investments	—	27,817	84,724	—
Acquisition, transaction and other costs	—	—	—	—
Equity-based compensation	92	76	186	54
General and administrative	2,690	1,762	1,964	2,801
Depreciation and amortization	3,582	4,414	5,151	5,261
Total expenses	17,037	44,659	102,413	18,401
Operating loss before gain (loss) on sale of real estate investments	(2,148)	(29,212)	(2,148)	(2,148)
Gain (loss) on sale of real estate investments	(276)	—	—	—
Operating loss	(2,424)	(29,212)	(86,659)	(2,920)
Other income (expense):
Interest expense	(4,311)	(5,279)	(5,201)	(4,697)
Other income (expense)	85	9	9	9
Total other expense, net	(4,226)	(5,270)	(5,192)	(4,688)
Net loss before income taxes	(6,650)	(34,482)	(91,851)	(7,608)
Income tax expense	—	—	—	—
Net loss and Net loss attributable to common stockholders	$(6,650)	$(34,482)	$(91,851)	$(7,608)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(2.60)	$(13.52)	$(36.48)	$(3.28)
Weighted average shares outstanding —Basic and Diluted	2,557,080	2,551,034	2,518,176	2,322,594

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
EBITDA:
Net loss and Net loss attributable to common stockholders	$(6,650)	$(34,482)	$(91,851)	$(7,608)
Depreciation and amortization	3,582	4,414	5,151	5,261
Interest expense	4,311	5,279	5,201	4,697
EBITDA	1,243	(24,789)	(81,499)	2,350
Impairment of real estate investments	—	27,817	84,724	—
Acquisition and transaction related	—	76
Equity-based compensation	92	76	186	54
Other (income) expense	(85)	(9)	(9)	(9)
Management fees paid in common stock to the Advisor in lieu of cash	—	—	1,077	533
Adjusted EBITDA	1,250	3,171	4,479	2,928
Asset and property management fees to related parties	1,927	1,994	850	1,371
General and administrative	2,689	1,762	1,964	2,801
NOI	5,866	6,927	7,293	7,100
Accretion of below- and amortization of above-market lease liabilities and assets, net	(145)	(219)	(57)	(55)
Straight-line rent (revenue as a lessor)	644	102	153	(30)
Straight-line ground rent (expense as lessee)	28	27	27	27
Cash NOI	$6,393	$6,837	$7,416	$7,042

Cash Paid for Interest:
Interest expense	$4,311	$5,279	$5,201	$4,697
Amortization of deferred financing costs	(25)	(373)	(377)	(386)
Total cash paid for interest	$4,286	$4,906	$4,824	$4,311

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Debt Overview
As of December 31, 2024
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) (1)	Weighted-Average Interest Rate (1) (2)	Total Outstanding Balance (3)
2025	—	—	—%	—
2026	1	2.5	4.2%	99,000
2027	1	3.2	4.7%	140,000
2028	3	4.4	4.7%	60,000
Thereafter	1	5.6	3.9%	51,000
Total Debt	6	3.6	4.4%	$350,000

______
(1)Weighted based on the outstanding principal balance of the debt.
(2)All of the Company’s debt is fixed rate (inclusive of interest rate swaps) as of December 31, 2024.
(3)Excludes the effect of deferred financing costs, net. Current balances as of December 31, 2024 are shown in the year the debt matures.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2024
Amounts in thousands

Future Minimum Base Rent Payments (1)
2024
2025	39,437
2026	36,051
2027	31,383
2028	29,145
2029	26,745
Thereafter	98,554
Total	$261,315
——
(1)Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Top Ten Tenants
As of December 31, 2024
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent (1)	SL Rent Percent	Remaining Lease Term (2)	Investment Grade (3)
City National Bank	Office / Retail	Financial Services	$4,356	10%	8.5	Yes
Planned Parenthood Federation of America, Inc	Office	Healthcare	3,388	8%	6.6	Yes
Equinox	Retail	Fitness	2,897	6%	13.9	No
The City of New York - The Department of Youth and Community	Office	Government / Public Administration	2,215	5%	13.0	Yes
CVS	Retail	Retail	2,161	5%	9.7	Yes
United States General Services Administration	Office	Government / Public Administration	2,050	5%	2.5	Yes
NYS Licensing	Office	Government / Public Administration	1,833	4%	2.6	Yes
Marshalls	Retail	Retail	1,641	4%	3.8	No
Edgewood Partners Insurance Center	Office	Office Space	1,264	3%	9.6	Yes
1140 Office Suites LLC	Office	Office Space	1,158	3%	6.2	Yes
Subtotal			22,963	51%	8.0

Remaining portfolio			22,449	49%

Total Portfolio			$45,412	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2024.
(2)Based on straight-line rent as of December 31, 2024.
(3)As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of December 31, 2024. Top 10 tenants are 55% actual investment grade rated and 22% implied investment grade rated.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Diversification by Property Type
As of December 31, 2024
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$32,506	72%	624	78%
Retail	12,133	27%	159	20%
Other	773	1%	13	2%
Total	$45,412	100%	796	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2024.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2024
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent (1)	SL Rent Percent	Square Feet (2)	Sq. ft. Percent
Financial Services	$13,118,727	28%	155,549	20%
Government / Public Administration	7,722,153	17%	172,832	22%
Retail	4,833,672	10%	44,502	6%
Office Space	4,463,103	10%	97,195	12%
Fitness	2,897,343	6%	30,033	4%
Services	2,084,214	5%	35,797	5%
Parking	1,833,393	4%	87,484	11%
Professional Services	1,377,800	3%	19,748	3%
Non-profit	4,316,490	9%	87,563	11%
Other [2]	3,800,307	8%	68,249	6%
Total	$46,447,202	100%	798,952	100%

——
(1)Calculated using the most recent available lease terms as of December 31, 2024.
(2)Other includes nine industry types as of December 31, 2024.

American Strategic Investment Co.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Lease Expirations
As of December 31, 2024

Year of Expiration	Number of Leases Expiring	Annualized SL Rent (1)	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2026	7	2,155	5%	42	5%
2027	9	5,949	13%	132	17%
2028	9	3,500	8%	57	7%
2029	4	1,785	4%	32	4%
2030	5	2,919	6%	55	7%
2031	8	6,234	14%	111	14%
2032	2	352	1%	6	1%
2033	8	4,967	11%	47	6%
2034	4	3,425	8%	30	4%
2035	3	640	1%	4	1%
2036	2	365	1%	10	1%
2037	4	4,048	9%	128	16%
2038	3	2,897	6%	30	4%
2039	—	—	—%	—	—%
2040	—	—	—%	—	—%
Thereafter (>2039)	2	398	1%	8	1%
Total	82	$45,412	101%	801	102%

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(1)Calculated using the most recent available lease terms as of December 31, 2024. Includes tenant concessions, such as free rent, as applicable.